Exhibit 10.16.5

JOINDER

TO

LOAN AND SECURITY AGREEMENT

This JOINDER TO LOAN AND SECURITY AGREEMENT (this “Agreement”) is entered into this 25th day of September, 2015, by and among (a) SILICON VALLEY BANK (“Bank”), and (b)(i) SYNACOR, INC., a Delaware corporation (“Synacor”), (ii) NTV INTERNET HOLDINGS, LLC, a Delaware limited liability company (“NTV”; and together with Synacor, jointly and severally, individually and collectively, “Existing Borrower”), and (iii) SYNC HOLDINGS, LLC, a Delaware limited liability company (“New Borrower”; and together with Existing Borrower, jointly and severally, individually and collectively, “Borrower”).

RECITALS

A. Bank and Existing Borrower have entered into that certain Loan and Security Agreement dated as of September 27, 2013, as amended by that certain First Amendment to Loan and Security Agreement dated as of October 28, 2014, between Existing Borrower and Bank (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B. Bank has extended credit to Existing Borrower for the purposes permitted in the Loan Agreement.

C. Existing Borrower, together with New Borrower, has requested that New Borrower join the obligations and liabilities of Existing Borrower to Bank pursuant to the Loan Agreement.

D. Bank has agreed to so add New Borrower as Borrower under the Loan Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Agreement shall have the meanings given to them in the Loan Agreement.

2. Joinder to Loan Agreement. New Borrower hereby joins the Loan Agreement and each of the other appropriate Loan Documents, and agrees to comply with and be bound by all of the terms, conditions and covenants of the Loan Agreement and each of the other appropriate Loan Documents as if New Borrower was originally named “Borrower” therein. Without limiting the generality of the preceding sentence, New Borrower hereby assumes and agrees to pay and perform when due all present and future indebtedness, liabilities and obligations of Borrower under the Loan Agreement, including, without limitation, the Obligations. From and after the date hereof, all references in the Loan Documents to “Borrower” shall be deemed to refer to and include each of Existing Borrower and New

Borrower. Further, all present and future Obligations of Borrower shall be deemed to refer to all present and future Obligations of both Existing Borrower and New Borrower. New Borrower acknowledges that the Obligations are due and owing to Bank from Borrowers including, without limitation, New Borrower, without any defense, offset or counterclaim of any kind or nature whatsoever as of the date hereof.

3. Grant of Security Interest. New Borrower hereby grants Bank, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Bank, New Borrower’s Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof. New Borrower represents, warrants, and covenants that the security interest granted by New Borrower herein is and shall at all times continue to be a first priority perfected security interest in the Collateral (subject only to Permitted Liens that expressly may have superior priority to Bank’s Lien under the Loan Agreement). New Borrower hereby authorizes Bank to file financing statements, without notice to any Borrower, with all appropriate jurisdictions to perfect or protect Bank’s interest or rights hereunder, including a notice that any disposition of the Collateral, by either any Borrower or any other Person, shall be deemed to violate the rights of Bank under the Code.

4. Subrogation and Similar Rights. Each Borrower (in each case including, without limitation, New Borrower) waives any suretyship defenses available to it under the Code or any other applicable law, and any right to require Bank to: (i) proceed against any Borrower or any other person; (ii) proceed against or exhaust any security; or (iii) pursue any other remedy. Bank may exercise or not exercise any right or remedy it has against any Borrower or any security it holds (including the right to foreclose by judicial or non-judicial sale) without affecting any Borrower’s liability. Notwithstanding any other provision of this Agreement, the Loan Agreement, or any other Loan Document, each Borrower irrevocably agrees that it will not exercise, until all Obligations (other than inchoate indemnity obligations) have been paid in full and this Agreement is terminated, any right that it may have at law or in equity (including, without limitation, any law subrogating such Borrower to the rights of Bank under the Loan Agreement) to seek contribution, indemnification or any other form of reimbursement from any other Borrower, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by such Borrower with respect to the Obligations in connection with the Loan Agreement or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by such Borrower with respect to the Obligations in connection with the Loan Agreement or otherwise. Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this section shall be subordinated to the Obligations under the Loan Agreement. If any payment is made to a Borrower in contravention of this section, such Borrower shall hold such payment in trust for Bank and such payment shall be promptly delivered to Bank for application to the Obligations, whether matured or unmatured. Each Borrower may, acting singly, request Credit Extensions under the Loan Agreement. Each Borrower hereby appoints the other as agent for the other for all purposes under the Loan Agreement, including with respect to requesting Credit Extensions hereunder. Each Borrower shall be jointly and severally obligated to repay all Credit Extensions made under the Loan Agreement, regardless of which Borrower actually receives said Credit Extension, as if each Borrower directly received all Credit Extensions.

5. Delivery of Documents. Borrower hereby agrees that the following documents shall be delivered to Bank prior to or concurrently with this Joinder Agreement, each in form and substance satisfactory to Bank:

(a) a limited liability company borrowing certificate for New Borrower with respect to New Borrower’s certificate of formation, operating agreement, incumbency and resolutions authorizing the execution and delivery of this Agreement and the other documents required by Bank in connection with this Agreement;

(b) a long form certificate of the Secretary of State of Delaware certified within the past thirty (30) days as to New Borrower’s legal existence and good standing;

(c) a certificate of Good Standing/Foreign Qualification from each other state in which New Borrower is qualified to transact business, certified within the past thirty (30) days as to New Borrower’s existence and good standing in such jurisdiction;

(d) the results of UCC and other lien searches with respect to New Borrower indicating no Liens other than Permitted Liens and otherwise in form and substance satisfactory to Bank;

(e) an Intellectual Property Security Agreement and completed exhibits thereto, and copies of searches with the United States Patent and Trademark Office and the United States Copyright Office for New Borrower;

(f) a Perfection Certificate for New Borrower;

(g) landlord’s consents for each of New Borrower’s leased locations are required by Bank; and

(h) such other documents as Bank may reasonably request.

6. Representations and Warranties. To induce Bank to enter into this Agreement, each Borrower hereby represents and warrants to Bank as follows:

6.1 Immediately after giving effect to this Agreement (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

6.2 Each Borrower has the power and authority to execute and deliver this Agreement and to perform its obligations under the Loan Agreement, as amended by this Agreement;

6.3 The organizational documents of Existing Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

6.4 The execution and delivery by each Borrower of this Agreement and the performance by each Borrower of its obligations under the Loan Agreement, as amended by this Agreement, have been duly authorized;

6.5 The execution and delivery by each Borrower of this Agreement and the performance by each Borrower of its obligations under the Loan Agreement, as amended by this Agreement, do not and will not contravene (a) any law or regulation binding on or affecting any Borrower, (b) any contractual restriction with a Person binding on any Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on any Borrower, or (d) the organizational documents of any Borrower;

6.6 The execution and delivery by each Borrower of this Agreement and the performance by each Borrower of its obligations under the Loan Agreement, as amended by this Agreement, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on each Borrower, except as already has been obtained or made; and

6.7 This Agreement has been duly executed and delivered by each Borrower and is the binding obligation of each Borrower, enforceable against each Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

7. Ratification of Intellectual Property Security Agreements. Existing Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in (a) that certain Intellectual Property Security Agreement between Synacor and Bank, dated as of September 27, 2013, and acknowledges, confirms and agrees that such Intellectual Property Security Agreement (i) contains an accurate and complete listing of all Intellectual Property Collateral, as defined in such Intellectual Property Security Agreement, and (ii) shall remain in full force and effect, and (b) that certain Intellectual Property Security Agreement between NTV and Bank, dated as of April 13, 2015, and acknowledges, confirms and agrees that such Intellectual Property Security Agreement (i) contains an accurate and complete listing of all Intellectual Property Collateral, as defined in such Intellectual Property Security Agreement, and (ii) shall remain in full force and effect.

8. Ratification of Perfection Certificate. Existing Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in (a) a certain Perfection Certificate dated as of September 27, 2013 and updated as of October 28, 2014, previously delivered by Synacor to Bank, and acknowledges, confirms and agrees the disclosures and information Synacor provided to Bank in said Perfection Certificate have not changed, as of the date hereof, except as updated as of the date hereof, and (b) a certain Perfection Certificate dated as of April 13, 2015, previously delivered by NTV to Bank, and acknowledges, confirms and agrees the disclosures and information NTV provided to Bank in said Perfection Certificate have not changed, as of the date hereof.

9. Integration. This Agreement and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Loan Documents merge into this Agreement and the Loan Documents.

10. Counterparts. This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

11. Effectiveness. This Agreement shall be deemed effective upon (a) the due execution and delivery to Bank of this Agreement by each party hereto, and (b) Borrower’s payment of Bank’s legal fees and expenses incurred in connection with this Agreement.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first written above.

EXISTING BORROWER:

SYNACOR, INC.

By:	/s/ William J. Stuart
Name: William J. Stuart, Chief Financial Officer

NTV INTERNET HOLDINGS, LLC

By:	/s/ William J. Stuart
Name: William J. Stuart, Manager

NEW BORROWER:

SYNC HOLDINGS, LLC

By:	/s/ William J. Stuart
Name: William J. Stuart, Manager

BANK:

SILICON VALLEY BANK

By:	/s/ Russell Follansbee
Name: Russell Follansbee
Title: Vice President

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